Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Launches Notes Offering

WASHINGTON, D.C. June 2, 2025 — Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (the “Company” or “Cogent”) today announced that two of its wholly owned subsidiaries, Cogent Communications Group, LLC (f/k/a Cogent Communications Group, Inc.) (“Cogent Group”) and Cogent Finance, Inc. (the “Co-Issuer” and, together with Cogent Group, the “Issuers”), intend to commence an offering of $600.0 million aggregate principal amount of senior secured notes due 2032 (the “Notes”) to be offered and sold only to persons reasonably believed to be “qualified institutional buyers” in an unregistered offering pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The Notes will be guaranteed on a senior secured basis by Cogent Group’s existing and future material domestic subsidiaries (other than the Co-Issuer), subject to certain exceptions. In addition, the Notes will be guaranteed on a senior unsecured basis by the Company; however, the Company will not be subject to the covenants under the indenture governing the Notes.

Cogent Group intends to use a portion of the net proceeds from the offering to finance the redemption in full of the Issuers’ outstanding $500.0 million aggregate principal amount of 3.500% senior secured notes due 2026 (the “Existing Secured Notes”). Cogent Group intends to use the remainder of the net proceeds for general corporate purposes and/or to make special or recurring dividends to the Company.

There can be no assurance that the issuance and sale of the Notes will be consummated or that any of the Existing Secured Notes will be redeemed.

The information in this press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities, and shall not constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from registration requirements. This press release does not constitute a notice of redemption of the Existing Secured Notes or an offer to tender for, or purchase, any Existing Secured Notes or any other security.

About Cogent Communications

The Company (NASDAQ: CCOI) is a facilities-based provider of low-cost, high-speed Internet access and private network services to bandwidth intensive businesses. Cogent’s facilities-based, all-optical IP network provides services in 292 markets globally.

Cogent is headquartered at 2450 N Street, NW, Washington, D.C. 20037. Cogent can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements do not include the impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such statements include, but are not limited to, statements regarding whether the Issuers will offer and issue the Notes and the terms of the Notes, the anticipated use of proceeds from the offering, the redemption of the Existing Secured Notes, and other statements identified by words such as “believes,” “expects,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “estimates,” “intends,” “plans,” and similar expressions. The statements in this press release are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, among others, risks related to the offering of the Notes or the redemption of the Existing Secured Notes, including that such transactions may not occur; the impact of the Company’s acquisition of Sprint Communications LLC and its subsidiaries (the “Sprint Business”), including difficulties integrating the Company’s business with the acquired Sprint Business, which may result in the combined company not operating as effectively and efficiently as expected; transition services required to support the Sprint Business and the related costs continuing for a longer period than expected; vaccination and in-office requirements; delays in the delivery of network equipment or optical fiber; loss of key right-of-way agreements; future economic instability in the global economy, including the risk of economic recession and recent bank failures and liquidity concerns at certain other banks, which could affect spending on Internet services; the impact of changing foreign exchange rates (in particular the Euro to U.S. dollar and Canadian dollar to U.S. dollar exchange rates) on the translation of the Company’s non-U.S. dollar denominated revenues, expenses, assets and liabilities into U.S. dollars; legal and operational difficulties in new markets; the Company’s ability to maintain our regulatory licenses that are required in the markets in which we operate; the imposition of a requirement that we contribute to the U.S. Universal Service Fund on the basis of the Company’s Internet revenue; changes in government policy and/or regulation, including rules regarding data protection, cyber security and net neutrality; increasing competition leading to lower prices for the Company’s services; the Company’s ability to attract new customers and to increase and maintain the volume of traffic on the Company’s network; the ability to maintain the Company’s Internet peering and right-of-way arrangements on favorable terms; the ability to renew the Company’s long-term leases of optical fiber and right-of-way agreements that comprise the Company’s network; the Company’s reliance on a limited number of equipment vendors, and the potential for hardware or software problems associated with such equipment; tariffs imposed on equipment we purchase for the Company’s network or other similar government-imposed fees and charges; the dependence of the Company’s network on the quality and dependability of third-party fiber and right-of-way providers; the Company’s ability to retain certain customers that comprise a significant portion of the Company’s revenue base; the management of network failures and/or disruptions; the Company’s ability to make payments on the Company’s indebtedness as they become due; outcomes in litigation; and risks associated with variable interest rates under the Company’s interest rate swap agreement as well as other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The Company undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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